Exhibit 10.14

EXECUTION COPY

CONFIDENTIAL

JOINT VENTURE CONTRACT

IN RESPECT OF

SHENZHEN ARIMAB BIOPHARMACEUTICALS CO., LTD.

BY AND BETWEEN

SHENZHEN HEPALINK PHARMACEUTICAL GROUP CO.,

LTD. AND

ARIDIS PHARMACEUTICALS INC.

February 11, 2018

深圳市海普瑞药业股份集团有限公司

和

ARIDIS PHARMACEUTICALS INC.

.

关于

深圳市瑞迪生物医药有限公司

之

合资经营合同

2018年          月           日

TABLE OF CONTENTS  目录

TABLE OF CONTENTS 目录	3

BACKGROUND	7

CHAPTER 1 GENERAL PROVISION	8

第1章 总则	8

Article 1 Definitions	8

第1条 定义	8

CHAPTER 2 ESTABLISHMENT AND LEGAL STANDING	13

第2章 成立和法律地位	13

Article 2 Establishment and Legal Standing of the JV Company	13

第2条 合资公司的成立和法律地位	13

CHAPTER 3 PURPOSE AND BUSINESS SCOPE	15

第3章 宗旨和经营范围	15

Article 3 Purpose and Business Scope	15

第3条 宗旨和经营范围	15

CHAPTER 4 TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL	16

第4章 投资总额和注册资本	16

Article 4 Total Investment	16

第4条 投资总额	16

ARTICLE 5 REGISTERED CAPITAL	16

第5条 注册资本	16

CHAPTER 5 BUSINESS OPERATION OF JOINT VENTURE	22

第5章 合资公司的业务经营	22

Article 6 Business Operation of Joint Venture	22

第6条 合资公司的业务经营	22

CHAPTER 6 RESPONSIBILITIES OF EACH PARTY AND REPRESENTATIONS AND WARRANTIES	23

第6章 各方的责任和陈述与保证	23

Article 7 Responsibilities of Each Party	23

第7条 各方的责任	23

ARTICLE 8 REPRESENTATIONS AND WARRANTIES	25

第8条 陈述与保证	25

CHAPTER 7 THE BOARD AND SUPERVISORS OF THE JV COMPANY	26

第7章 合资公司的董事会和监事	26

Article 9 Board	26

第9条 董事会	26

ARTICLE 10 POWER OF THE BOARD	28

第10条 董事会的权力	28

ARTICLE 11 MEETINGS OF THE BOARD	31

第11条 董事会会议	31

ARTICLE 12 SUPERVISORS	35

第12条 监事	35

ARTICLE 13 MANAGEMENT PERSONNEL	36

第13条 管理人员	36

ARTICLE 14 EMPLOYEES AND UNION	38

第14条 员工和工会	38

ARTICLE 15 FINANCING AND ACCOUNTING	39

第15条 财务和会计	39

ARTICLE 16 PROFIT DISTRIBUTION	43

第16条 利润分配	43

CHAPTER 8 NON-COMPETITION AND CONFIDENTIALITY	45

第8章 竞业禁止与保密	45

Article 17 Non-Competition	45

第17条 竞业禁止	45

Article 18 Confidentiality	45

第18条 保密	45

CHAPTER 9 BUSINESS TERM	48

第9章 经营期限	48

Article 19 Business Term	48

第19条 经营期限	48

CHAPTER 10 TERMINATION	49

第10章 合同终止	49

Article 20 Termination	49

第20章 合同终止	49

Article 21 FORCE MAJEURE	51

第21条 不可抗力	51

CHAPTER 11 LIABILITIES FOR BREACH OF CONTRACT	53

第11章 违约责任	53

Article 22 Breach of Contract	53

第22条 违约	53

Article 23 Defaults and Remedies	53

第23条 违约与救济	53

Article 24 Liabilities for Breach	54

第24条 违约责任	54

CHAPTER 12 GOVERNING LAW AND DISPUTE RESOLUTION	54

第12章 法律管辖和争议解决	54

Article 25 Governing Law	54

第25条 法律管辖	54

Article 26 Dispute Resolution	54

第26条 争议解决	54

CHAPTER 13 MISCELLANEOUS	55

第13章 其他规定	55

Article 27 Miscellaneous	55

第27条 其他规定	55

This Joint Venture Contract (this “Contract”) is entered into by and between the following parties on       , 2018 in Shenzhen, the People’s Republic of China.

本合资经营合同(“本合同”)由以下各方于2018 年   月   日在中国深圳签订。

Shenzhen Hepalink Pharmaceutical Group Co., Ltd, a listed company limited by shares incorporated under the PRC Laws, with its registered office at 21 Langshan Road, Songpingshan, Nanshan District, Shenzhen, the PRC (“Hepalink”); and

深圳市海普瑞药业股份集团有限公司，一家根据中国法律成立的上市股份有限公司， 其注册地址为中国深圳市南山区松坪山郎山路21号(“海普瑞”)；和

Aridis Pharmaceuticals Inc., a Delaware, USA based private company with a business address at 5941 Optical Court, San Jose, California 95138, the USA (“Aridis”).

Aridis Pharmaceuticals Inc.，一家总部位于美国特拉华州的公司，地址为：5941 Optical Court, San Jose, California, the USA 邮编: 95138（”Aridis”）。

Hepalink and Aridis are hereinafter referred to as “Parties” collectively, or a “Party” individually.

海普瑞和Aridis以下合称为”各方”或”双方”，或单独称为”一方”。

BACKGROUND

签约背景

Hepalink and its affiliates and subsidiaries have significant experience and resources in pharmaceutical product development. Aridis focuses on the development of novel, differentiated therapies for infectious diseases. Hepalink and Aridis have discussed the possibility and benefits of establishing an equity joint venture  in  the  PRC  for  developing  and  commercializing  the  products  of  therapies for infectious diseases.

海普瑞及其下属企业在药品研发发面拥有丰富的经验和资源。Aridis致力于开发针对传染疾病的新颖的、不同的治疗方法。海普瑞和Aridis已商讨在中国建立合资公司以开发针对传染疾病的治疗产品并进行市场推广的可能性并获取收益。

NOW, THEREFORE, the Parties hereby agree to enter into this Contract as follows:

现此，各方兹同意签订本合同如下：

CHAPTER 1 GENERAL PROVISION

第1章 总则

Article 1 Definitions

第1条 定义

The capitalized terms as used in this Contract shall have the following meanings:

本合同中所使用的以粗体标示的术语具有如下含义：

“AIC” shall mean the Administration for Industry and Commerce of the PRC or its delegated local counterpart.

“工商局”指中国国家工商行政管理总局或其授权的地方部门。

“Articles of Association” shall mean the articles of association of the JV Company in the form attached hereto as Appendix A, which may be amended by the Parties from time to time pursuant to the provisions thereof.

“章程”指如本合同附录A所示格式的合资公司的章程，其可由各方根据其规定不 时修订。

“Affiliate” shall mean any business entity, which directly or indirectly,

controls, is controlled by, or is under the common control with, Hepalink or Aridis, at the relevant time; For the purposes of this definition, a business entity shall be deemed to “control” another entity if more than fifty percent (50%) of the voting stock of the latter business entity, ordinarily entitled to vote in the election of directors (or, if there is no such stock, more than fifty percent (50%) of the ownership of or control in the latter business entity) is held by and consolidated in the annual accounts of the controlling business entity.

“关联公司”指在相关时点直接或间接地控制海普瑞或Aridis、受海普瑞或 Aridis控制、或与海普瑞或Aridis受共同控制的任何商业实体。为本定 义之目的，”控制”指某商业实体持有另一商业实体超过百分之五十(50%)有权投 票选举董事的股份（或者在该等股份缺失的情形下，持有另一商业实体超过百分 之五十(50%)的所有权或控制权），且该等股份被并入前一商业实体的年度财务 报表。

“Bankruptcy Event” means the filing by the JV Company of a petition in bankruptcy according to the PRC Laws or the decision of a competent PRC court that bankruptcy procedures concerning the JV Company shall be initiated upon application of any creditor(s) of the JV Company.

“破产事件”指由合资公司根据中国法律提交破产申请书，或者有管辖权的中国法 院根据合资公司之任何债权人的申请而作出合资公司须开始其破产程序的裁决。

“Board” shall have the meaning set forth in Article 9.1.

“董事会”具有第9.1款中规定的含义。

“Board Meetings” shall mean meetings of the Board convened in accordance with the provisions of this Contract and the Articles of Association, including both Regular Board Meetings and Interim Board Meetings.

“董事会会议”指根据本合同和章程之规定召开的董事会的会议，包括例行董事会会议和临时董事会会议。

“Business Day” shall mean a day that is not a Saturday, a Sunday or any public holiday in the PRC and the United States of America.

“营业日”指除周六、周日或中国和美国的公众假日之外的日子。

“Business License” shall mean the business license of the JV Company issued by the competent AIC evidencing the incorporation of the JV Company.

“营业执照”指主管工商局签发的、证明合资公司成立的、合资公司的初始营业执照。

“Business Plan” shall have the meaning set forth in Article 10.2.

“经营计划”具有第10.2款中规定的含义。

“Business Term” shall have the meaning set forth in Article 16.1.

“经营期限”具有第16.1款中规定的含义。

“CEO” shall have the meaning set forth in Article 13.1.

“CEO”具有第13.1款中规定的含义。

“Chairman” shall have the meaning set forth in Article 9.2.

“董事长”具有第9.2款中规定的含义。

“Deadlock” shall have the meaning set forth in Section 11.10.

“僵局”具有第11.10款中规定的含义。

“Director(s)”  shall  mean  an individual director or all the  directors  of  the  Board  as  respectively appointed  by  the  Parties  in accordance with this Contract and the Articles of Association.

“董事”指各方根据本合同和章程委派的董事会的董事。

“Election Notice” shall have the meaning as set forth in Article 5.10.

“选择通知”应具有第5.10条规定的含义。

“Electing Party” shall have the meaning as set forth in Article 5.10.

“选择方”应具有第5.10条规定的含义。

“Equity Interest(s)” shall mean, with respect to any Person, an ownership interest in the registered capital, capital reserve, capital stock or the corresponding distribution of the JV Company.

“股权利益”指就任何人而言，在合资公司的注册资本、资本公积、股本或相应分配中拥有的所有者权益。

“Establishment Date” shall  mean  the date on which the JV Company’s Business License is issued by the competent AIC evidencing its incorporation.

“成立日期”指主管工商局颁发证明合资公司成立之合资公司的营业执照之日。

“Fair Market Value” shall have the meaning as set forth in Article 5.4.

“公平市场价格”应具有第5.4条规定的含义。

“Field of Use” shall mean all uses, including the diagnosis, prevention and treatment of diseases and other conditions, in all indications related to infections in humans.

“使用领域”应指包括对疾病和其他健康状况的诊断、预防和治疗在内的所有关于人类传染相关的一切适应症中的使用。

“Force Majeure Event” shall have meaning as set forth in Article 21.

“不可抗力事件”应具有第21条所规定的含义。

“Governmental Entity(ies)” shall mean any court or government or governmental agency, commission, entity, instrumentality or governmental subdivision or its delegated counterparts.

“政府机构”指任何法院或政府、或政府机构、委员会、实体、部门或政府分部或 其授权的相应部门。

“Hindered Party” shall have the meaning as set forth in Article 21.

“受阻方”应具有第21条规定的含义。

“HKIAC” shall have the meaning set forth in Article 26.2.

“香港国际仲裁中心”具有第26.2款中规定的含义。

“Interim Board Meeting” shall have the meaning set forth in Article 11.4.

“临时董事会会议”具有第11.4款中规定的含义。

“JV Company” shall   mean   the   Sino-foreign   equity   joint   venture   company

contemplated to be incorporated by the Parties in accordance with this Contract.

“合资公司”指各方拟根据本合同的约定设立的一家中外合资经营企业。

“Laws” shall mean all national, provincial, local or foreign laws, ordinances, rules, statutes and regulations.

“法律”指所有国家的、省级的、地方的或外国的法律、法令、法规、规章和规定。

“Liabilities” shall mean with respect to any Person, means any liabilities of such Person of any kind, whether accrued or absolute, contingent or otherwise, matured or unmatured.

“负债”指就任何人而言，指它所承担的债务，无论何种性质，无论是衍生的、绝对的、或有的或其他性质的，也无论是到期或将到期的。

“Licensed Technology” shall mean “Licensor Technology” as defined in the Technology License and Collaboration Agreement.

“被许可技术”应具有《技术许可和合作协议》规定的”许可人技术”含义。

“Meeting Agenda” shall have the meaning set forth in Article 11.5.

“会议议程”具有第11.5款中规定的含义。

“Offered Price” shall have the meaning as set forth in Article 5.10.

“要约价格”应具有第5.10条规定的含义。

“Offer Notice” shall have the meaning as set forth in Article 5.10.

“要约通知”应具有第5.10条规定的含义。

“Offered Securities” shall have the meaning as set forth in Article 5.10.

“要约股权”应具有第5.10条规定的含义。

“Offering Party” shall have the meaning as set forth in Article 5.10.

“要约方”应具有第5.10条规定的含义。

“Officers” shall have the meaning set forth in Article 13.1.

“高级管理人员”具有第13.1款中规定的含义。

“Permitted Transferee(s)” shall mean any Affiliate of a Party equity interest; provided, that in no event shall any Transfer be made to a competitor of the JV Company without the consent of the Board.

“许可的受让方”指一方的关联公司；但前提是任何转让不得在未得到董事会同意的情况下转让于合资公司的竞争者。

“Person” shall  mean  any  individual,  partnership,  joint  venture,  limited liability company, corporation, trust, unincorporated organization or other entity.

“人”指任何个人、合伙、合资企业、有限责任公司、公司、信托组织、非公司 社团或组织。

“PRC” or “China” shall mean the People’s Republic of China, and solely for purpose of this Contract, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“中国”指中华人民共和国，且仅为本合同之目的，不包括香港特别行政区、澳门 特别行政区和台湾。

“Proposed Transferee” shall have the meaning as set forth in Article 5.10.

“拟受让方”具有第5.10条规定的含义。

“Record-filing Authority” shall mean the PRC Ministry of Commerce or its delegated local counterpart.

“备案机关”指有权批准本合同及其任何修订案的中国商务部或者其授权的地方机关。

“Regular Board Meeting” shall have the meaning set forth in Article 11.3.

“例行董事会会议”具有第11.3款中规定的含义。

“Renminbi” or “RMB” shall mean Renminbi yuan, the legal tender of the PRC.

“人民币”指人民币元，中国的法定货币。

“Reserved Matters” shall have the meaning set forth in Article 10.2.

“保留事项”具有第10.2款中规定的含义。

“Right of First Refusal” shall have the meaning set forth in Article 5.10.

“优先购买权”具有第5.10款中规定的含义。

“Refusal Period” shall have the meaning set forth in Article 5.10.

“优先期”具有第5.10款中规定的含义。

“Supervisor(s)” shall have the meaning set forth in Article12.1.

“监事”具有第12.1款中规定的含义

“Technology License and Collaboration Agreement” shall mean the Technology License and Collaboration Agreement to be entered into by and between Aridis and the JV Company, the form of which is attached hereto as Appendix B.

“技术许可与合作协议”指Aridis与合资公司之间拟签署的格式如附件B所示

的《技术许可和合作协议》。

“Territory” shall mean the Greater China area, for the purpose of this Contract, including Mainland China, Hong Kong, Macau, and Taiwan.

“区域”指大中华区域，为本合同之目的，包含中国大陆、香港、澳门和台湾地区。

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest, other disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of the Laws) or the acts thereof or other conveyance of legal or beneficial interest, including rights to vote and to receive dividends or other income with respect thereto, or any agreement or commitment to do any of the foregoing, including a change of control of any Party (or any one or more parent entities of such Party) that results in an indirect Transfer of ownership.

“转让”指任何直接或间接以出售、转让、让与、质押、抵押、交换、抵押索赔、授予担保权益、或其他处置或者担保方式处置一项权益（不论是否有对价，不论自愿或非自愿或由于法律而为）或者其行为或者其他构成法律上或者受益上的权益（包括与其相关的投票权和收到分红或者其他收入的权利），或者任何可以执行任何上述行为的协议或者承诺，包括可导致间接转让所有权的任何一方的控制改变（或该方的任何一个或多个的母公司）。

“USD” shall mean U.S. Dollar, the legal tender of the United States of America.

“美元”指美元，即美国的法定货币。

CHAPTER 2 ESTABLISHMENT AND LEGAL STANDING

第2章 成立和法律地位

Article 2 Establishment and Legal Standing of the JV Company

第2条 合资公司的成立和法律地位

2.1               The Parties agree to jointly establish the JV Company according to the PRC Laws, this Contract, and the Articles of Association in Appendix A.

各方同意根据中国法律、本合同和章程共同成立合资公司。

2.2               The Parties shall sign and deliver the Articles of Association upon execution of this Contract and submit it to the competent Record-filing Authority together with this Contract for record filing. If there is any discrepancy between the Articles of Association and  this  Contract,  the  provisions  under  this

Contract shall  prevail. Further, in that event, the Parties shall promptly amend the Articles of Association to conform to the provisions of this Contract.

各方应在签署本合同之时签署和交付章程，并将章程与本合同一并提交至备案机关备案。若章程与本合同之间存在任何不一致之处，应以本合同项下的规定为准。此外，在该等情况下，各方应立即修订章程，以使其符合本合同的规定。

2.3               The name of the JV Company shall be 深圳市瑞迪生物医药有限公司in Chinese and Shenzhen Arimab Biopharmaceuticals Co., Ltd. in English.  The name of the JV Company shall be subject to the name clearance with the competent AIC.

合资公司的中文名称为深圳市瑞迪生物医药有限公司，英文名称为Shenzhen Arimab Biopharmaceuticals Co., Ltd.。合资公司的名称以主管工商局进行的名称预核准为准。

2.4               The registered address of the JV Company shall be at Room 5044, No. 21, Langshan Lu, Song Ping Shan, Nanshan District, Shenzhen, China. The definitive registered address of the JV Company shall be the address as the competent AIC approves.

合资公司的注册地址为中国深圳市南山区松坪山朗山路21号5044。合资公司的注册地址最终将以工商局核准的地址为准。

2.5               The JV Company shall be a legal-person enterprise under the Laws. The JV Company shall comply with Laws, and its benefits are protected by the Laws.

合资公司应为中国法律规定的企业法人。合资公司应遵守中国法律，其权益 受中国法律保护。

2.6               The JV Company is a limited liability company.  The JV Company shall be liable for all of its Liabilities and obligations to the extent of its own assets.  Each Party is only liable to the JV Company up to the share of the registered capital of the JV Company that such Party shall subscribe for as set forth hereunder.  Creditors of the JV Company (including taxation or other authorities) shall have no recourse whatsoever against either Party for the Liabilities of the JV Company.  The JV Company shall indemnify and hold each Party harmless against any and all losses, damages, or Liabilities suffered by such Party in respect of any third party claims arising out of the operation of the JV Company except to the extent arising from the breach by such Party of this Contract.

合资公司应组建为一家在中国法律下具有法人地位的有限责任公司，以其所有资产为限向其债权人承担责任。在任何情况下，每一方就合资公司或其债务或责任而言的责任，应以该方在本合同项下认缴的合资公司注册资本金额 为限。合资公司的债权人（包括税务或者其他政府机关）不得因任何愿意就公司的责任向任何一方行使任何追索权。合资公司应当就一方遭受的任何第三方就合资公司经营而提起的请求而造成的任何损失、损害、或者责任赔偿该方，并使该方免受此类损害，除非是源于该方在本合同项下的违约所产生。

CHAPTER 3 PURPOSE AND BUSINESS SCOPE

第3章 宗旨和经营范围

Article 3 Purpose and Business Scope

第3条 宗旨和经营范围

3.1               The Parties contemplated that the purpose of the JV Company is for the development and commercialization of the Licensed Technology for the Field of Use in the Territory, and for the purpose of engaging in all activities and transactions that are necessary in furtherance of that purpose.  JV Company shall not engage in any other activity except as set forth above or otherwise provided under the Technology License and Collaboration Agreement, unless approved by the Board and subject to the unanimous consent provisions of Article 10.2 below.

双方拟定合资公司的宗旨为在区域内的为使用领域对被许可技术进行开发和商业化，以及为实现该宗旨而必须的所有行动及交易。合资公司不得在上述宗旨或技术许可和合作协议规定之外经营任何其他活动，除非根据本合同10.2条规定获得董事会的批准。

3.2               For the purpose of the business registration of the JV Company with the competent AIC only and without prejudice to the other provisions of this Contract, all provisions of the Articles of Association (as set forth in Appendix A hereto), and all provisions of the Technology License and Collaboration Agreement (as set forth in Appendix B hereto), the business scope of the JV Company is  “[develop, manufacture, import and distribute of the products of AR-101 and AR-301]” (detailed description of the business scope and business operation are subject to the specific requirements of the competent AIC, without any modifications or conditions that are reasonably unacceptable to either Party).

仅为合资公司向主管工商局进行商事登记的目的，在不影响本合同其它条款 及附件A章程和附件B技术许可和合作协议中所有条款的前提下，合资公司的经营范围是【开发、生产、进口和经销AR-101 和 AR-301产品。】   (营业范围和业务经营的详细描述，须根据主管工商局的具体要求而定，但不得强加任意一方合理不可接受的任何更改或者条件)。

CHAPTER 4 TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

第4章 投资总额和注册资本

Article 4 Total Investment

第4条 投资总额

4.1               The total investment of the JV Company shall be US$29,000,000.

合资公司的投资总额为2900万美元。

ARTICLE 5 REGISTERED CAPITAL

第5条 注册资本

5.1               The registered capital of the JV Company shall be USD 11,760,000, among which:

合资公司的注册资本为 1176万美元，其中：

(a)                              Hepalink subscribes for and shall contribute USD 6 million (in equivalent RMB amount according to the applicable RMB-USD exchange rate published by People’s Bank of China on the date hereof) in cash, and shall comprise fifty-one percent (51%) of the total registered capital of the JV Company;

海普瑞认缴出资600万美元现金或现汇（或本合同签署当日中国人民银行发布的人民币兑美元的适用汇率折算的等额人民币）,占合资公司总注册资本的百分之五十一（51%）。

(b)                              Aridis subscribes for and shall contribute USD 5.76 million, among which (i) USD 1 million will be contributed in cash, and (ii) the remaining USD 4.76 million will be contributed through the grant to the JV Company of a license for the Field of Use of the Licensed Technology (which includes cell lines for AR301 and  AR101 production,   culture media, purification process and product technology, surrounding formulation technology, current and future know-how and clinical data and similar) in accordance with the terms and conditions of the Technology License and Collaboration Agreement (as

set forth in Appendix B hereto)，and shall comprise forty-nine percent (49%) of the total registered capital of the JV Company;

Aridis认缴出资576万美元，其中：（1）100万美元以现金形式出资，（2）其余476万美元，根据技术许可和合作协议（附件B）项下的条款和条件，以授予合资公司为了使用领域的被许可技术的许可（该许可包括了AR301和AR101生产的细胞系、培养基、提纯过程和产品技术、周边配方技术、现有的和未来的专有技术和临床数据及其类似）的方式出资,占合资公司总注册资本的百分之四十九（49%） 。

5.2               The initial capital contributions to be made by the Parties shall be paid by each Party within sixty (60) days of the Establishment Date.

各方认缴的合资公司的初始出资额应在成立日期之日起60日内缴清。

5.3               The JV Company shall not borrow any funds from domestic or international banks or other financial institution or any third party, unless unanimously approved by the Board according to Article 10.2.   Unless otherwise provided under this Contract, neither Party shall be obligated to lend funds to the JV Company or to guarantee loans from third parties or financial institutions.

合资公司不得向国内或国际银行或其他金融机构或任何第三方借取任何资金，除非根据第10.2条经由董事会一致同意。除非本合同另有规定，任何一方无义务给予合资公司贷款或者为其向第三方或金融机构的贷款提供担保。

5.4               In the event the JV Company proceeds with its future capital fundraising, which (i) should not be earlier than Jan 1, 2019, (ii) top-line clinical trial results of the first global AR-301 Phase 3 study is available, (iii) CFDA approval for phase III clinical trial in China mainland is granted, and (iv) Aridis has not breached any of its representations, warranties and covenants under Article 9 of the Technology License and Collaboration Agreement that could trigger termination of such Technology License and Collaboration Agreement, and as approved by the Board according to Article 10.2,  Hepalink is obligated to make further investment of US$9,000,000 (or equivalent RMB amount) into the JV Company.  Upon closing of such US$9,000,000 investment by Hepalink, the percentages of Equity Interests of Hepalink and Aridis at the JV Company shall be accordingly adjusted according to the following formula:

若合资公司继续其未来的股份融资，只要（1）该融资不得早于2019年1月1日，（2）可获得第一次全球AR-301第3阶段研究的临床试验结果

的关键性总结，（3）中国大陆的临床试验第3阶段已获得中国国家药监局批准，且（4）Aridis不存在任何可能导致技术许可和合作协议终止的违反该协议第9条之陈述、保证和承诺的行为，那么根据董事会依据第10.2条的批准，海普瑞有义务向合资公司进一步投资900万美元（或等额人民币）。海普瑞的该等900万美元投资交割后，海普瑞和Aridis在合资公司的股权利益的比例应根据下面的公式进行相应调整：

•                  Hepalink adjusted Equity Interest =  (51% * Fair Market Value + US$9 million) / (Fair Market Value + US$9 million);

海普瑞调整后的股权利益=  (51% * 公平市场价格+ 900万美元) / (公平市场价格+ 900万美元)

•                  Aridis adjusted Equity Interest =  (49% * Fair Market Value) / (Fair Market Value + US$9 million)

Aridis调整后的股权利益=  (49% * 公平市场价格) / (公平市场价格+ 900万美元)

“Fair Market Value” means the fair market value of the JV Company as a whole assuming a full and fair marketing process and shall be determined by an independent, nationally recognized valuation firm mutually agreed to by the Parties.  The valuation of the third party valuation firm shall be binding on them and all expenses related to such valuation shall be borne by the JV Company.

“公平市场价格”指假设存在一个完全的和公平的市场交易过程时合资公司作为一个整体的公平的市场价格，且该公平市场价值须有一家双方共同同意的独立的、全国公认的评估事务所来决定。该第三方评估事务所的评估对各方存在约束力，且所有相关评估的费用由合资公司来承担。

5.5               A Party shall not mortgage or otherwise encumber all or any part of its contribution to the registered capital of the JV Company without of the prior written consent of the other Parties.

未经另一方的书面同意，一方不得将其出资的合资公司的注册资本全部或者任何部分设定抵押或以其他方式提供担保。

5.6               The JV Company shall issue to each Party investment certificate based upon the capital they subscribed respectively. The investment certificates shall include the following items:

合资公司应根据各方分别认缴的出资数额向各方出具出资证明书，出资 证明书应载明以下事项：

(a)              name of the JV Company;

合资公司的名称；

(b)              registered capital of the JV Company;

合资公司的注册资本；

(c)               Establishment Date of the JV Company;

合资公司的成立日期；

(d)              date and amount of the capital contribution;

出资日期和出资金额；

(e)               date of issuance and the numbering of the investment certificate;

出资证明书的签发日期和编号；

(f)                seal of the JV Company; and

合资公司的公章；以及

(g)               signature of the Chairman of the Board

董事长的签名。

5.7                The JV Company shall record the shares held by the Parties in its shareholders’ register. The shareholders’ register shall include information such as name and address, capital contribution, and the number of the investment certificates  of respective Parties. In the event of any change to such information, the JV Company shall promptly update the shareholders’ register and, where required under the Laws, file such change with the competent AIC in a timely manner.

合资公司应在其股东名册中记载各方的持股情况。股东名册应包含各方 各自的名称及地址、出资额和出资证明书编号等信息。如果此类信息发 生任何变更，合资公司应立即更新股东名册，并在中国法律要求时及时 向主管工商局就该等变更进行备案。

5.8                Should a Party fail to perform any capital contribution obligation under this Article 5 and further fail to rectify it within thirty (30) days of the due date, that Party shall pay to the JV Company default interest for the overdue payment at a rate equal to the then applicable interest rate of one (1) year term loans as published by the People’s Bank of China and pay to the other Parties default penalty for the overdue payment at the rate of 0.05% per day of default, both from the first day of overdue until the overdue payment is fully made. If the defaulting Party fails to pay such default interest, the JV Company will be entitled to deduct such interest from the profit or any other amounts payable to that Party.  If a Party does not contribute the registered capital it subscribes for in full within sixty (60) days of the due date, the other Parties shall have the right to, upon the written notice to the first Party the JV Company within thirty (30) days after the expiry of the aforesaid sixty(60) day period, terminate this Contract according to Article 20, or subscribe for and contribute all or any portion of the pro rata registered capital not contributed by the first Party the shareholding percentage of the Parties in the registered capital of the JV Company shall be adjusted accordingly.

如果一方未能履行本第5条项下的任何出资义务，且未能于该出资期限到期 后三十(30)天内改正，则该方应就逾期款项向合资公司支付违约利息，利率 相当于中国人民银行公布的届时适用的一(1)年期定期贷款基准利率；并就逾 期款项向其他方支付违约罚金，利率为每日0.05%，违约利息和违约罚金均 自逾期首日起计算直至该逾期款项足额缴付之日。如违约一方未能支付该等 违约利息，合资公司有权从应向该方支付的利润或任何其他款项中扣除该等 利息。如果一方未能于出资期限届满后六十(60)天内缴足其认缴的注册资本， 其他方有权在上述六十(60)天过后的三十(30)天内向前一方和合资公司发出 书面通知，依据第17.1条终止本合同，或对前一方未缴付的按比例认缴的注册资本中的全部或任何部分予以认缴并出资，并且各方在合资公司注册资本 中所占的股权利益比例应相应调整。

5.9               No Party may Transfer (or offer or agree to Transfer) all or any part of any interest in any Equity Interest except (i) with the prior written consent of the other Party, which consent may be withheld in its sole description, and (ii) in accordance with this Contract, and (iii) to such Party’s Permitted Transferees.  Each transferee of Equity Interests shall, as a condition prior to such Transfer, execute and deliver to the JV Company a joinder (in form and substance reasonably acceptable to the Board) of or counterpart to this Contract pursuant to which such transferee shall agree to be bound by the provisions of this Contract.

一方不得转让（或要约或同意转让）股权利益的全部或者任何部分，除非：（1）得到另一方的事先书面同意，但该同意可以根据该方自行判断而拒绝给予；（2）根据本合同规定，和（3）转让给该方的许可的受让方。各作为转让的先决条件，股权利益的受让人应签署并向合资公司递交一份加入本合同或者作为本合同附件的补充合同（按照董事会和合理接受的格式和内容），根据该补充合同，该受让人应当同意受本合同条款约束。

5.10        Except for Transfers to Permitted Transferees, a Party seeking to effect a Transfer (such Party, the “Offering Party”) of any Equity Securities (the “Offered Securities”) shall first give to the JV Company and  the other Party written noticed signed by the Offering Party (a “Offer Notice”) stating (a) the Offering Party’s bona fide intention to Transfer such Offered Securities; (b) the number of Offered Securities; (c) the name, address and relationship, if any, to the Offering Party of the proposed transferee (the “Proposed Transferee”); and (d) the bona fide cash price or, in reasonable detail, other consideration for which the Offering Party proposes to Transfer such Offered Securities (the “Offered Price”).  The other Party shall have the right, but not the obligation, to purchase the Offered Securities (the “Right of First Refusal”). If the other Party (the “Electing Party”) desires to purchase the Offered Securities, then the Electing Party must, within fifteen (15) days of receipt of the Offer Notice (the “Refusal Period”), give written notice (the “Election Notice”) to the Offering Party of the Electing Party’s election to purchase the Offered Securities. The Right of First Refusal shall automatically expire at the end of the Refusal Period unless exercised prior to the end of the Refusal Period. The purchase price for the Offered Securities purchased by the Electing Party shall be the Offered Price, and shall be made within thirty (30) days after the Election Notice.  If the other Party declines to exercise the Right of First Refusal, then the Offering Party may Transfer the Offered Securities to the Proposed Transferee at the Offered Price.  If a Party declines to exercise its Right of First Refusal, then the Offering Party may transfer the applicable portion of the Offered Shares to the Proposed Transferee at no less than the Offered Price, but only if such transfer occurs within ninety (90) days after expiration of the Refusal Period.

除转让给许可的受让方外，寻求出售股权利益(以下简称”要约股权”)的一方 (以下简称”要约方”)应首先向公司和另一方发出一份由要约方签署的书面通知 (以下简称”要约通知”)，其中说明 (a) 要约人系善意转让要约股份；(b) 要约股份的数目；(c) 拟受让方(以下简称”拟受让方”) 的名称、地址和其与要约方的关系（如有）；(d) 要约方拟转让要约股份的每股价格 (以下简称”要约价格”)，该价格应当全部为现金。另一方(按其各自的股份份额) 应有权而不是有义务购买要约股份 (以下简称”优先购买权”)。如果另一方 (以下简称”选择方”) 意欲按其持有的股份比例购买要约股权的，选择方应当在收到要约通知之日起的三十 (30) 天(以下简称”优先期”)内，将决定购买该部分要约股份的书面通知 (以下简称”选择通知”) 提供给要约方。优先购买权应当在优先期届满时自动终止，除非该股东在拒绝期到期前行使其权利。选择方购买要约股份的购买价格应与上述”要约价格”一致，并应在发出选择通知后的六十 (60) 天内支付。如果一方当事人拒绝行使优先购买权，则要约方可将要约股份的相应部分以不低于要约价格的价格转让给拟受让方，但仅限于当该等转优先拒绝期届满之日后的九十 (90) 天内发生。

5.11        Any increase or decrease of the registered capital of the JV Company must be: (a) approved unanimously by the Board and (b) submitted to the competent Record-filing Authority for approval or filing for recordation.  Upon such approval or filing for recordation, the JV Company shall register the increase or  decrease of the registered capital with the competent Governmental Entity.  Unless otherwise agreed by the Parties, each Party shall contribute to any increase or bear its proportionate share of the decrease in proportion to its Equity Interest at the time of the increase or decrease of the registered capital.

公司注册资本的任何增加或减少均须(i)到会公司董事表决一致赞成通过，或是全体董事以书面决议形式一致赞成通过；及(ii)提交给相关政府机构审批或备案。经批准或备案后，公司应向注册机构登记所述增资或减资。除非双方另有约定，每一方均应按照其届时在公司注册资本中持有的股权利益百分比进行增资或承担其相应比例的减资。

CHAPTER 5 BUSINESS OPERATION OF JOINT VENTURE

第5章 合资公司的业务经营

Article 6 Business Operation of Joint Venture

第6条 合资公司的业务经营

6.1               The JV Company under this Contract will focus on the development and commercialization of the Licensed Technology for the Field of Use in the Territory, as licensed by Aridis under Technology License and Collaboration Agreement in Appendix B.

合资公司在本合同项下将注重根据Aridis在技术许可与合作协议的许可，在区域内为使用领域开发和商业化被许可技术。

6.2               As soon as practicable after the establishment of the JV Company, Hepalink or its Affiliate shall enter into a lease agreement with the JV Company in the form attached hereto as Appendix C, under which Hepalink or its Affiliate provides the JV Company with office space and laboratory facilities at the Hepalink headquarter in Shenzhen of approximately 200m2 at a reasonable market rental rate for [ten (10) years].  Subject to the lease agreement the form of which is set forth as Appendix C hereto, (i) the initial rental fee for the office space is predicted to be RMB120-140 per square meter per month, while laboratory equipment rental is subject to the amount of device to rented, and (ii) the JV Company may early terminate the lease at its discretion subject to the approval by the Board.

在合资公司成立后，海普瑞或其关联公司将与合资公司尽快签署格式如附

件C所示的租赁协议， 在该租赁协议项下，海普瑞或其关联公司将向合资公司提供位于海普瑞深圳总部的大约200平方米的办公室空间和实验室场地，按照合理市场租赁价格，租期为3年。根据该租赁协议（格式详见本合同附件C），（1）初始的办公室空间的租赁费用约为每月每平方米120-140人民币，实验室设备租赁将视实际租赁的设备数量而定；（2）合资公司可根据其自身选择，依据董事会的批准，提早终止该租赁。

6.3               Upon the formation of the JV Company, Hepalink shall provide the JV Company with PRC clinical and regulatory personnel services for clinical and regulatory review, application and filing procedures in the Territory (such services are expected to comprise no more than 5 senior staff and no more than 100 hours per month total), and Aridis shall provide the JV Company with clinical and regulatory personnel services to assist in coordination of the execution of the clinical study in China, and also with CMC personnel services for drug supply and manufacturing planning (to the extent such services are reasonably required by JV Company; such services are expected to comprise no more than 100 hours per month total).  If personnel services are required by the JV Company in excess of the total expectations noted above, then the Parties shall meet and agree upon hourly or other compensation by the JV Company to the Party supplying such services. .

一旦合资公司设立后，海普瑞将就区域内的临床和政府规制审查、申请和备案程序等方面向合资公司提供中国临床和政府规制方面的专业人员服务，该服务预计包含不多于海普瑞的5名资深专家每月总数不超过100小时的服务。Aridis应向向合资公司提供中国临床和政府规制方面的专业服务，以协调协助在中国临床研究的实施，以及向合资公司提供药物供应和生产计划方面的CMC专业人员服务，根据合资公司合理需求，且预计每月总数不超过100小时。若合资公司实际需求专业人员服务小时数超过上述预期数，则双方应协商确定按小时计或其他形式计算由合资支付给提供服务方相应补偿。

CHAPTER 6 RESPONSIBILITIES OF EACH PARTY AND REPRESENTATIONS AND WARRANTIES

第6章 各方的责任和陈述与保证

Article 7 Responsibilities of Each Party

第7条 各方的责任

7.1               The Parties shall cooperate with each other and with the JV Company in order to achieve the objective of the JV Company in accordance  with  this  Contract. Hepalink and Aridis shall cause its appointed Directors to take all  the necessary actions and cause all the necessary actions to be taken so that the Parties may exercise and fully enjoy its rights and interests under this Contract.

各方应相互合作，并与合资公司合作，以根据本合同实现合资公司的目标。 海普瑞和Aridis应促成其任命的董事采取一切必要的行动，并促成一切必要的行动被采取，以使各方可以行使并充分享有其在本合同项下的权利和利益。

7.2               Hepalink   shall   assist   the   JV Company   in properly   proceeding   with   the applications with competent Governmental Entities and assisting the JV Company in properly obtaining any and all approvals, registrations or licenses required for the establishment and operation of the JV Company in the manner contemplated by this Contract.

海普瑞应当协助合资公司向主管政府机构办理申请，并协助合资公司取得本合同项下成立和经营合资公司所需的所有审批，登记和许可。

7.3               Aridis shall provide necessary reasonable assistance to Hepalink to obtain the approvals, registrations or licenses mentioned in Article 7.2 above.

Aridis应当为合资公司取得本合同项下成立和经营合资公司所需的所有审批，登记和许可提供合理协助。

7.4               Subject to other provisions contained in this Contract, any expenses incurred by a Party due to its performance of the foregoing responsibilities or otherwise prior to the establishment of the JV Company (except for the expenses that for preparing and concluding this Contract, the Technology License and Collaboration Agreement by the Parties, and obtaining the approvals and registration of the establishment of the JV Company, which shall be borne by the JV Company) shall be borne solely by that Party shall not be charged to the JV Company, unless otherwise agreed upon by all Parties expressly in this Contract or separately in writing. Any expenses in relation to the operation of the JV Company subsequent to its establishment shall be borne by the JV Company.

受限于本合同的其他规定，除非各方在本合同或另行签订的其它书面文件 中明确约定，一方因履行其上述责任而发生的或在合资公司成立之前另行 发生的任何费用(除各方筹备和缔结本合同以及技术许可和合作协议以及获取合资公司成立之审批和登记的必要费用，应由合资公司承担之外)应由该方独自承担，并且不得向合资公司收取。合资公司成立后，任何与合资公司运营相关的费用应由合资公司承担。

ARTICLE 8 REPRESENTATIONS AND WARRANTIES

第8条 陈述与保证

8.1               Each Party represents and warrants to the other Party that: (i) it is a duly organized and validly existing legal person in its jurisdiction of formation and has the full power and right to conduct its business in accordance with its business licenses, articles of association or similar corporate constitutional documents; (ii) it possesses full power and authority to enter into this Contract and to perform its obligations hereunder; (iii) its representative whose signature is affixed hereto has been fully authorized to sign this Contract and to bind the respective Party hereby; (iv) as of the effective date hereof, the provisions of this Contract constitute its legal, valid and binding obligations (except as limited by applicable bankruptcy Laws affecting enforcement of creditors’ rights generally and similar Laws); (v) its execution and delivery of this Contract and the fulfillment of its obligations hereunder do not and will not (a) conflict with or result in default of the business license, articles of association and similar constitutional documents of such Party, (b) result in any breach, default, conflict, non-performance or non-performance event under any contract, agreement or license to which it is a party or its assets or operation is subject, or (c) conflict with or result in default of any Laws applicable to such Party; and (vi) except the consents that have been obtained or that are expressly provided herein, none of (a) its execution, delivery or performance of this Contract, nor (b) the consummation of any transaction contemplated hereunder will require such Party to make or obtain any consent, waiver, approval, authorization, exemption, registration, license or announcement.

每一方分别向其他一方陈述并保证：（i）该一方是在其成立地司法管辖区合法组建并有效存续的独立法人，并且有充分的能力和权利依照其营业执照、公司章程或类似的公司组建文件开展其业务；（ii）该一方拥有充分的能力和权力签署本合同并履行本合同规定的其各项义务；（iii）在本合同上签字的该一方代表已被充分授权签订本合同的权利并对该方产生约束力；（iv）自本合同生效之日起，本合同各项规定应成为该一方合法的、有效的和有约束力的义务（但必须服从普遍影响到债权人权利的破产法律及类似法律所规定的各项限制）；（v）该一方签署并交付本合同以及履行本合同规定的其各项义务在现在和将来均不会（a）抵触或导致违反该一方营业执照、公司章程或类似的公司组建文件的任何规定，（b）在以该一方为一方或对该一方资产或经营有约束力或影响的任何合同、协议或许可的条款项下，导致任何违反、违约、抵触、不履约或不履约事件，或（c）抵触或导致违反适用于该一方的任何法律；以及（vi）除已经取得的同意或者本合同明确规定的同意之外，该一方（a）签署、交付或履行本合同，或（b）完成本合同所预期的任何交易，不要求该一方做出或取得任何同意、弃权、批准、授权、豁

免、登记、许可或宣告。

CHAPTER 7 THE BOARD AND SUPERVISORS OF THE JV COMPANY

第7章 合资公司的董事会和监事

Article 9 Board

第9条 董事会

9.1               The JV Company shall establish a board of directors (the “Board”). The Board shall consist of 5 Directors, among which Hepalink shall appoint three (3) Directors, Aridis shall appoint the remaining two (2) Directors.   The term of office of each Director shall be four (4) years.   Each Party may remove any of the Directors it appointed from time to time, provided that it shall simultaneously appoint a new Director to replace the one removed and shall notify the other Party and the JV Company in writing of such replacement. If a Director dies, resigns or is removed prior to the end of his/her term of office, the Party appointing that Director shall forthwith appoint a replacement for that Director and shall notify the other Party and the JV Company in writing of such appointment.  Parties further agree that in the event that the composition or size of the Board is changed as a result of future financing or equity sale of the JV Company, both Parties, at their best efforts, will secure that Hepalink hold at least 3 seats and Aridis holds at least 2 seats, at the adjusted Board.

合资公司应设董事会(“董事会”)。董事会由五(5)名董事组成，其中海普瑞应委派三(3)名董事，Aridis应委派其余两(2)名董事。每一董事的任期为 四(4)年。每一方可不时免职其委派的任何董事，但其应同时委派一名新董事以替代被免职的董事，并应向其他各方和合资公司书面通知该等更换事宜。如某一董事在其任期结束前死亡、辞职或被免职，则委派该董事的一方应立即委派一名董事，以替代该死亡、辞职或被免职的董事，并应向其他各方和合资公司书面通知该等更换事宜。双方进一步同意若董事会的组成或者规模由于合资公司未来融资或者股权出售而改变，则双方应尽其最大努力保证在调整后的董事会中海普瑞掌握至少3席董事，Aridis掌握至少2席董事。

9.2               The Board shall have a chairman (the “Chairman”), who will be nominated by Hepalink, and a vice chairman, who will be nominated by Aridis. The Chairman shall serve as the legal representative of the JV Company and has the powers outlined below and other powers delegated to him/her pursuant to the applicable Laws, resolution by the Board and/or written agreement among the Parties:

董事会设董事长一名(“董事长”)，由海普瑞任命；设副董事长一名，由

Aridis 任命。董事长是合资公司的法定代表人且具有下述权力，以及 依照相关法律、董事会决议和/或各方书面协议所授予的其它权力:

(a)                 be responsible for convening and presiding over meetings of the Board; if the Chairman is unable to convene or preside over a meeting of the Board, the Chairman shall designate another Director, with the same power and authority, to convene and preside over that meeting;

董事长负责召集并主持董事会的会议。如果董事长未能召集或主持某一董事会会议，董事长应授权另一名董事以相同的权力和权限召集并主持该会议；

(b)                 to exercise the same authority as each other Director of the JV Company, such as casting one (1) vote equal in weight to the votes of each other Director at meetings of the Board; and

董事长有权行使与合资公司其他董事同等的权力，包括在董事会的会议上投与其他董事投票效力相同的一(1)票；且

(c)                  other rights stipulated by the Laws, regulations, and the Articles of Association of the JV Company.

其他法律、法规和合资公司章程所规定的其他权利。

For avoidance of doubt, the Chairman shall have no right to an additional or casting vote.

为免疑议，董事长无额外投票权或投决定票的权利。

9.3               Each Party shall cause each of its appointed Directors to perform his/her duties in good faith and in accordance with the applicable Laws, this Contract and Appendix A with the care that an ordinarily prudent person in a like position would exercise under similar circumstances.

合同各方均应促成其委派的每一名董事，根据适用法律、本合同和附件A的规定，以一名担任同类职务的一般正常谨慎人员在相似情况下会尽到的注意，秉诚履行其职责。

9.4               The JV Company shall provide reimbursement to the Directors for any reasonable travel expenses actually incurred for attending Board Meetings. Apart from such reimbursement, the Directors are not entitled to any salary or any form of fringe benefits, awards or reimbursements for their position as a Director.

合资公司应报销各董事为出席董事会会议实际发生的合理的差旅费用。在此报销费用以外，各董事不应就其董事职位而获得任何工资或其他形式的福利、奖励或者报销。

ARTICLE 10 POWER OF THE BOARD

第10条 董事会的权力

10.1        The Board is the highest authority of the JV Company and shall have the powers and duties for the overall management and operation of the JV Company as set forth in the applicable Laws, this Contract, Appendix A. Any resolutions (except for the Reserved Matters provided under Article 10.2) shall be adopted by an affirmative vote of at least simple majority of  the Directors present (in person or by proxy) at a duly convened Board Meeting, among which shall include at least one (1) Director of Hepalink and one (1) Director of Aridis.

董事会是合资公司的最高权力机关，具有相关法律、本合同和附属合同A中规定的全面管理和经营合资公司的权力和职责。任何决议(第 10.2款项下规定的保留事项除外)应由正式召开的董事会会议的与会董事（无论是亲自或派代理人参加）投票表决通过，中至少简单多数（即超过半数）投票表决通过，其中须包括至少一（1）名海普瑞的董事和一（1）名Aridis的董事。

10.2        Unless otherwise agreed among the Parties in writing, the following matters (the “Reserved Matters”) shall require an unanimous approval of the Board:

除非合同各方另有书面约定，对下列事项(“保留事项”)的批准应由董事会一致同意：

(1)                                 approval of any agreements, documents or other arrangements between or involving the JV Company and any shareholder or affiliate thereof, as well as any amendment, consent or waiver with respect to such arrangements;

批准涉及合资公司和任何股东或其关联公司的任何协议、文件或其他安排，以及任何想关于该安排的修订、同意或弃权；

(2)                                 removal of a Director other than by the Party which designated the Director to be removed;

董事的免职（由原提名该董事的一方要求免职的除外）；

(3)                                 approval of the appointment of the members of any committee established by the Board;

批准董事会设立的任何委员会成员的任命；

(4)                                 terms of any employment agreements with the Officers of the JV Company;

批准合资公司高级管理人员任何劳动合同的条款；

(5)                                 approval of, and amendment to, any budgets, assessments or financial plans of any applicable fiscal period, or commercial and operational plan of the JV Company (collectively, the “Business Plan”);

批准任何适用财务期间的任何预算、评估或财务计划，或合资公司的商业和营业计划（合称为”经营计划”）及其修订；

(6)                                 approval of agreements providing for the payment or receipt in excess of US$100,000 which is out of the Business Plan approved by the Board;

批准董事会批准的经营计划以外的超过100,000美元的付款或者收款的协议；

(7)                                 all transactions regarding buildings and land, including the lease, purchase, sale and mortgage thereof;

所有关于建筑和土地的交易，包括租赁、购买、出售和担保；

(8)                                 individual plans and projects which are capital in nature and for which the anticipated expenditure will exceed US$100,000 which is out of the Business Plan approved by the Board;

董事会批准的经营计划以外的单个资本性计划或项目且预期费用超过100,000美元；

(9)                                 providing loans, guarantees, or other extensions of credit other than in the ordinary course of business;

正常业务以外提供贷款、保证，或者其他授信；

(10)                          amendment of the Articles of Association of the JV Company;

修改合资公司的章程；

(11)                          merger into or with or acquisition of all or part of the business of another person or entity; sale, lease, transfer, or other disposition of the assets of the

JV Company having a fair market value, sale price, or book value at time of disposition greater than US$100,000 which is out of the Business Plan approved by the Board;

被另一个人或者实体全部或部分的业务兼并，或与之合并，或收购该另一个人或者实体全部或部分的业务；董事会批准的经营计划以外出售、出租、转让、或以其它方式处置合资公司的资产，其处置时的合资公司市场公允价格、或出售价格、或账面价值超过100,000美元；

(12)                          liquidation, dissolution, winding up or any Bankruptcy Event of the JV Company;

合资公司的清算、解散、关停或任何破产事件；

(13)                          fixing compensation of the Officers, including bonuses;

确定高级管理人员的的薪酬，包括奖金；

(14)                          declaration and distribution of dividends (except as otherwise provided under Article 16.3 below);

宣布和派发红利（下文第16.3条另有约定除外）；

(15)                          appointment, removal or change of any Officer;

任命、免除或更换任何高级管理人员；

(16)                          any material change in the business of the JV Company;

任何合资公司业务上的实质性改变；

(17)                          issuance, purchase or redemption by the JV Company of any securities of the JV Company and any increase or reduction in the capitalization of the JV Company;

由合资公司发行、购买或者回购合资公司的任何证券，以及增加或者减少合资公司的股本；

(18)                          any financing, fundraising, or borrowing of funds by the JV Company greater than US$100,000, as long as the Equity Interests of both Parties remain unchanged; and

合资公司任何超过100,000美元的融资、募资、或借取资金，但双方的股权利益不得改变；和

(19)                          Any engagement of business , or attempt to engage such business, exceeding the scope specified under Article 3.1 above.

从事或试图从事任何超过本合同第3.1条规定之范围的业务。

ARTICLE 11 MEETINGS OF THE BOARD

第11条 董事会会议

11.1        The quorum for a Board Meeting shall require the presence in person or by proxy of at least four-fifth (4/5) of all Directors including one Director appointed by Hepalink and Aridis respectively. Resolutions adopted by any Board Meeting shall be invalid unless the quorum is satisfied. In the event of failure to constitute the quorum in this Article, the Chairman shall have the right to call a second meeting of the Board and any director absent from this second meeting without legitimate reason and without a proxy is deemed to have attended the meeting but to have abstained from voting.

董事会会议应由全体董事中至少三分之二(2/3)(包括至少一(1)名分别由海普瑞和Aridis委派的董事)亲自出席或委托代理人出席方构成法定人数。 如出席董事未达到上述要求，董事会会议通过的任何决议均为无效。若未达到本条所规定的法定人数，董事长应有权提请召开第二次董事会；任何无合法理由缺席第二次董事会且未委托代理人出席的董事，将被视作已经实际出席了该董事会会议，但无权参加投票。

11.2        Each Director shall cast one (1) equal vote on each matter to be resolved by the Board. Any Director may attend a Board Meeting by proxy, provided that such Director shall, prior to the meeting, deliver to the Chairman the written power of attorney, in which the name and authority of the proxy shall be specified. The proxy may be another Director or any other representative authorized by the Director using the proxy.

每一董事就董事会每一决议事项享有一(1)票同等表决权。任何董事均可委托代理人出席董事会会议，但前提是该董事应在会议之前将载明代理人姓 名和权限的书面授权提交董事长。代理人可以是另一名董事或使用代理人 的该名董事授权的任何其他代表。

11.3        A regular annual Board Meeting shall be convened within thirty (30) days after the issuance of the audited annual financial report of the JV Company or four

(4) months after the end of each fiscal year, whichever comes first (“Regular Board Meeting”).

年度例行董事会会议应于合资公司经审计的年度财务报告出具之后三十 (30)天或每一财务年度结束后四(4)个月之内(以较早者为准)召开(“例行董事 会会议”)。

11.4        Upon the request of any two (2) Directors or one (1) of the Supervisors or otherwise pursuant to this Contract and the Articles of Association, the Chairman shall convene an interim Board Meeting (“Interim Board Meeting”).

经任意两(2)名董事或一(1)名监事要求，或另行根据本合同和章程的规定， 董事长应召集临时董事会会议(“临时董事会会议”)。

11.5        Unless otherwise expressly provided in this Contract, for any Board Meeting, a written notice of the time, place of the meeting shall be delivered by the Chairman to each Director by hand, email or telecopy at least three (3) Business Days prior to the meeting or such other period as agreed upon by all Directors. The written notice shall include an agenda of businesses to be transacted at the Board Meeting (“Meeting Agenda”). For any businesses a Director intends to transact at the Board Meeting, it shall submit such businesses to the Chairman for the Chairman to include in the Meeting Agenda. The Board Meeting shall not discuss any matters outside the Meeting Agenda, unless otherwise agreed by all Directors in office unanimously in writing. Any meeting notice to a Director shall be deemed received if delivered to the address or the telecopy number or the email address designated by that Director in writing. Unless otherwise provided in  this Contract or approved by all Directors in writing, resolutions or decisions adopted or made in a Board Meeting shall not be valid unless proper meeting notices have been delivered in accordance with this Article 11.5.

除非本合同中另有明确规定，就任何董事会会议而言，一份列明会议时间、地点的书面通知应由董事长于会议前至少三(3)个营业日或全体董事同意的其他期限内通过专人递送、电子邮件或传真的方式递交至每一董事。书面会议通知应包括董事会会议待议事项的议程(“会议议程”)。如果有董事有意在董事会会议上讨论任何事项，其应当将该事项提交董事长，由董事长列入会议议程。除全体在任董事一致书面同意外，董事会会议不得讨论会议议程之外的事项。 致某一董事的任何会议通知，若已递交至该董事书面指定的地址、传真号码或电子邮件地址，则应被视为已由该董事收讫。除非本合同中另行规定或全体董事另行书面批准，董事会会议通过或作出的决议或

决定，仅在适当的会 议通知已根据本第11.5款递交的情况下方为有效。

11.6        In case that an urgent Board Meeting needs to be convened, the requirement on prior notice of Board Meetings provided in Article 11.5 may be waived by unanimous consent by all Directors. Furthermore, in respect of a Director who has not received the meeting notice before a Board Meeting, (a) such Director may waive the meeting notice in writing before or after the meeting; and (b) such Director’s presence at that meeting in person or by proxy shall constitute a waiver of notice of that meeting, unless such Director attends that meeting for the express purpose of objecting, at the beginning of the meeting, to the improper notice on that meeting.  For the avoidance of any doubt, when a meeting notice is waived for any Board Meeting, the meeting shall still proceed in accordance with the Meeting Agenda.

如果需要召集紧急董事会会议，经全体董事一致同意，可以豁免第11.5款规 定的董事会会议之前的事先通知要求。此外，就未于董事会会议前收到会议通知的某一董事而言，(a)该董事可于会议之前或之后以书面方式放弃会议通知；及(b)该董事亲自出席或委托代理人出席该会议应构成对该会议之通知的放弃，除非该董事出席该会议的明确目的就是为了在会议开始时对该会议的不适当通知提出异议。为避免疑义，任何已豁免会议通知的董事会会议，仍应按照会议议程进行。

11.7        A Board Meeting may be held via conference telephone, video conference or similar communications equipment by means of which all persons present at the meeting is audible to each other. The resolutions adopted by the Board Meeting held in the aforesaid manner shall be signed in writing by all the Directors present at the meeting.

董事会会议可通过电话会议、视频会议或者使用全部与会人士可互相听到 的类似通讯设备进行。采用上述方式举行的董事会会议通过的决议应经所 有与会的董事书面签署

11.8        The minutes and/or resolutions of each Board Meeting shall be prepared in both Chinese and English languages and a transcript of the minutes and/or resolutions shall be delivered to each Director, as well as to each Party, within ten (10) Business Days after the meeting, unless otherwise agreed to by all Directors present at that meeting in person or by proxy. Both the Chinese and English language versions of the minutes and/or resolutions shall be equally authentic and be of the same legal effect. The original copy of the minutes and/or resolutions shall be kept in the JV Company.

除非全体董事另行同意，每一次董事会会议的会议记录和/或决议应同时以 中文和英文制备，并且，该等会议记录和/或决议的一份誊本应在会议后的 十(10)个营业日内交付至各董事以及合同各方。中文和英文文本的会议记录 和/或决议应同等可信，并具有相同的法律效力。会议记录和/或决议的正本 应由合资公司保管。

11.9        The Board shall hold the first Board Meeting within sixty (60) Business Days after the Establishment Date. At the first meeting, the Directors shall discuss, among other things, the following matters:

董事会应在成立日期后三十(30)个营业日之内召开第一次董事会会议。在第 一次会议上，除其他事项外，董事应当讨论下述事项：

(a)                                 the initial financial and accounting system of the JV Company;

合资公司初始的财务和会计系统；

(b)                                 to approve the initial Business Plan and budgets of the JV Company;

批准合资公司的初始年度经营计划和预算；

(c)                                  to decide on the remuneration, management authority and appointment of the Officers; and

决定对高级管理人员的薪酬、管理权限以及任命事项；及

(d)                                 other matters to be discussed and decided by the Board

董事会决定讨论的其他事项。

11.10 If any Party fails to obtain the support of a sufficient number of the Board appointed by the other Party for a resolution requiring unanimous vote of the Board, and such Party notifies the other Party in writing that such failure will materially adversely affect the JV Company (“Deadlock”), the Chairman shall prepare and deliver a full report regarding the unsuccessfully resolved matter to the chief executives of each of the Parties within thirty (30) days from the date of above notice. The chief executives of the Parties shall have an additional thirty (30) days from the date of receipt of such report or such longer period as they may agree to successfully conciliate such matter. If the chief executives of the Parties do not successfully resolve such matter during such relevant period, then the following procedures may be elected:

若任何一方无法就某一需要董事会一致通过的议案争取到另一方足够董事会票

数支持，且该方书面通知另一方该投票失败将对合资公司产生实质不利影响的（”僵局”），董事长应准备一份完整的关于该无法达成一致的问题的报告，并在上述通知之日起三十（30）日内递交各方的主要高管。各方的主要高管应在收到该报告后三十（30）天或者各方可以同意的更长的期限内以圆满调解该问题。如果各方的主要高管无法在上述期限内圆满的解决该问题，则下列程序可被适用：

(a)              Either Party may file arbitration pursuant to Article 27.1 below; or

任何一方可根据第27.1条提起仲裁；或

(b)              Either Party may terminate this Contract pursuant to Article 20.1 below.

任何一方可根据第20.1条终止本合同。

ARTICLE 12 SUPERVISORS

第12条 监事

12.1        The JV Company shall have two (2)  individual  supervisors  (“Supervisors”). Each of Hepalink and Aridis shall appoint one (1) Supervisor. The term of office of each Supervisor shall be three (3) years.  A Director or an Officer of the JV Company cannot be a Supervisor.

合资公司设两(2)名个人监事(“监事”)。海普瑞和Aridis每一方各委派一 (1)名监事。每一监事的任期为三(3)年。合资公司的董事或高级管理人员不可兼任监事。

12.2        Each Supervisor shall exercise the following powers:

监事履行以下职权：

(a)              to check on the financial affairs of the JV Company;

检查合资公司的财务事项；

(b)              to monitor performance of duties by the Directors and Officers of the JV Company, and to propose to the Parties and the JV Company the dismissal of any Director or Officer who has committed any act in contravention of any Law, this Contract, or the Articles of Association;

对合资公司的董事和高级管理人员执行职务的行为进行监督，对

于违反任何法律、本合同或章程规定的任何董事或高级管理人员，向 各方及合资公司提出罢免的建议；

(c)               to propose convening of Interim Board Meetings, and to attend any Board Meeting and submit motions, questions or proposals at the meeting (but the Supervisors shall not have any voting power at any Board Meeting); and

提议召开临时董事会会议，出席任何董事会会议并在会议上提交提 案、询问或建议(但监事在任何董事会会议上不享有任何表决权)； 及

(d)              to request the Directors and/or Officers of the JV Company to correct their actions that harm the interests of the JV Company.

要求合资公司的董事和/或高级管理人员纠正其损害合资公司利益的行为。

12.3        Each Supervisor is entitled to attend the Board meetings, and may raise questions or suggestions about the matters to be decided by the Board. If a Supervisor finds that the JV Company is running abnormally, then such Supervisor may conduct investigations. If necessary, a Supervisor may hire an accounting firm, at the JV Company’s expense, to help.

监事可以列席董事会会议，并对董事会决议事项提出质询或者建议。监事发现公司经营情况异常，可以进行调查；必要时，可以聘请会计师事务所等协助其工作，费用由公司承担。

12.4        The Supervisors shall keep minutes on the resolutions of the issues with signatures of present Supervisors.

监事对所议事项应当采用书面形式，并由监事签字后备案于公司。

12.5        The JV Company shall bear all costs incurred by the Supervisors in connection with the performance of their duties.

监事行使职权所必需的费用，由公司承担。

ARTICLE 13 MANAGEMENT PERSONNEL

第13条 管理人员

13.1        The senior officers of the JV Company (“Officers”), the office term of each of whom shall be three (3) years, shall include:

合资公司的高级管理人员(“高级管理人员”)包括下列人员，每名高级管理人 员任期（3）年：

(a)              a CEO, to be in charge of the ordinary operation and management of the JV Company (“CEO”), approved by unanimous consent of the Board;

CEO一名(“CEO”)，主管合资公司的日常经营管理，由董事会一致决定。

(b)              a CFO, to be in charge of finance, accounting, finance related internal control and tax,  selected by the CEO and approved by unanimous consent of the Board;

副总经理一名，主管财务、会计、财务相关内部控制和税务，由CEO提名，董事会一致通过；

(c)               department managers, to be in charge of respective department of the JV Company, selected and approved by the CEO;

部门经理若干，分管合资公司的各个部门，由CEO提名并批准。

13.2        Except for the Reserved Matters and other matters requiring consent by the Board according to this Contract and the Articles of Association, and under the authorization resolution by the Board, the CEO shall be responsible to the Board directly, carry out the decisions of the Board and manage the daily operations of the JV Company for following matters:

除本合同和公司章程规定的由董事会保留的权力之外，基于董事会的授权，CEO应向董事会直接负责，执行董事会的决议，负责下列合资公司的日常运作：

(a)              Implementing the annual Business Plan;

实施年度经营计划；

(b)              Implementing the Board resolutions;

执行董事会决议；

(c)               Nominating other managerial personnel;

提名其他管理人员；

(d)              Appointing and removing employees of the JV Company except for the Officers;

任免高级管理人员之外的合资公司员工；

(e)               Directing and supervising the other Officers which shall report to him/her according to this Contract, the Articles of Association and the resolutions of the Board;

指导和监督依据本合同和章程的规定以及董事会的决定向其报告的 其他高级管理人员；

(f)                Developing and maintaining customers;

开发客户并维持客户；

(g)               Formulating  and  submitting  to  the  Board  for  approval  the  internal organizational and management structure of the JV Company; and

制定合资公司的内部组织和管理架构，并提交董事会批准；及

(h)              Other powers as delegated by the Board according to this Contract.

董事会根据本合同授予的其它权力。

13.3        All Officers must have customary non-compete obligation under their employment contracts that prohibits any direct or indirect competition against the JV Company or its shareholders.

所有高级管理人员均须在其劳动合同中附有惯常的竞业禁止义务，以禁止直接或者间接的与合资公司或者其股东相竞争的行为。

ARTICLE 14 EMPLOYEES AND UNION

第14条 员工和工会

14.1        The CEO shall prepare the outlines regarding the employment, termination, salary, labor insurance, benefits and incentive plans of the employees of the JV

Company in accordance with the applicable Laws, and shall submit the outlines to the Board for approval. The CEO shall implement the outlines approved by the Board in respect of employment related matters.

CEO应按照相关法律拟定有关合资公司员工的雇佣、终止雇佣、工资、劳 动保险、福利和激励计划的纲要，并将纲要提交董事会审批。CEO应实施 经董事会批准的有关劳动相关事宜的纲要。

14.2        The Parties acknowledge that the staff and workers of the JV Company shall have the right to establish a trade union in accordance with the applicable PRC Laws. The activities of the trade union shall not interfere with the normal operations of the JV Company and shall comply with applicable PRC Laws.

各方确认：合资公司的职员和员工有权按照适用的中国法律建立工会。 工会的活动不得干扰合资公司的正常运营，并应遵守适用的中国法律。

14.3        Each Party may recommend to the JV Company certain management or technical personnel to be employed by the JV Company. The terms of the employment contracts between the JV Company and such personnel shall be consistent with the outlines approved by the Board.

每一方均可向合资公司推荐待由合资公司雇佣的某些管理或技术人员。合 资公司与该等人员之间的劳动合同条款应由董事会批准的纲要相一致。

14.4        All employees of the JV Company shall execute Confidentiality and Invention Assignment Agreements.  Each Party shall, at all times during the term of the JV Company and thereafter, use its reasonable efforts to safeguard the secrecy of any of the JV Company’s confidential information, including marketing plans, customer information, technical information, or financial information.

所有合资公司的员工必须签署保密和发明转让协议。在合资公司的存续期间及以后，各方应尽其合理努力对合资公司的保密信息予以保密，包括营销计划、客户信息、技术信息或财务信息。

ARTICLE 15 FINANCING AND ACCOUNTING

第15条 财务和会计

15.1        Financial and Accounting System.

财务和会计制度

(a)              The finance and accounting of the JV Company shall be handled in accordance with the regulations formulated by the Ministry of Finance of the People’s

Republic of China.

公司的财务会计按照中华人民共和国财政部制定的相关规定办理。

(b)              The fiscal year of the JV Company shall be calendar year from January 1 to December 31.  All vouchers，receipts，accounting statements and reports，and accounting books shall be written in Chinese and English.

公司会计年度采用日历年制，从每年一月一日起至十二月三十一日止为一个会计年度。记帐凭证、单据、报表、帐薄，用中文与英文双语书写。

(c)               The JV Company adopts RMB as its accounts keeping unit. The conversion of RMB into other currency shall be in accordance with the exchange rate of the converting day published by the State Administration of Foreign Exchange Control of the People’s Republic of China.

公司应采用人民币为记帐的本位货币。人民同其它货币折算，按实际发生之日中华人民共和国外汇管理局公布的汇价计算。

(d)              The JV Company shall adopt the internationally used accrual basis and debit and credit accounting system

公司采用国际通用的权责发生制和借贷记帐法记帐。

(e)               The JV Company shall, based on sound business practices, maintain its books and records and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets international standards of good practice and is reasonably satisfactory to both Parties to provide reasonable assurance that: (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the PRC Accounting Principles and to maintain asset accountability; (iii) access to its assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal asset or bank account of any employee, director or officer of the JV Company is mixed with the asset or bank account of the JV Company and the JV Company will not use the personal bank account of any of its employees, directors or officers in the course of its business operation.  The JV Company shall also prepare management accounts in accordance with the forms approved by the Board (including the management accounts prepared according to US GAAP for Aridis) and enter the financial information into the financial reporting system of each Party on a monthly basis. Each Party has the right, upon reasonable request, to copies of the JV Company’s tax returns and reports, if any, and copies of the monthly, quarterly and year-end financial statements of the JV Company.

合资公司应根据健全的商业运作模式保管其账簿和财务记录，并就其财务、管理和会计事项建立并实行符合国际标准且令各方合理满意的适当的监管机制和程序，以合理确保(i)合资公司开展的交易均获得管理层的一般或特别授权，(ii)为按照中国会计准则编制财务报表及维系资产会计责任之目的就合资公司开展的交易进行了必要的记录，(iii)必须经管理层的一般或特别授权方可接触公司资产，(iv)合资公司依合理的间隔定期就其所记录的资产明细与实际资产进行核对，并就任何重大出入采取合理的措施，(v)分立与银行存款、现金对账和现金支付相关的义务并就其实行适当的批准制度，和(vi)任何员工、董事、管理人员的任何个人资产或银行账户不与公司资产或银行账户相混合且合资公司在其业务经营过程中不会使用任何员工、董事、管理人员的个人银行账户。合资公司亦应当根据董事会批准的格式准备管理报表（包括为Aridis根据美国GAAP制作的管理报表）并每月根据每方的财务报告系统输入相应财务信息。每一方有权在经过合理要求后获得合资公司报税回执以及报告（若有的话）的复印件以及月度、季度和年度公司的财务报表。

15.2        Auditing.

审计

(a)              Each Party may examine (including using third parties to assist with such examination) the books and records of the JV Company at such Party’s own expense. The JV Company shall fully and promptly cooperate with such examination.

双方有权自费聘请审计师查阅公司帐簿。查阅时，合资公司应提供方便。

(b)              The Board shall each year select and appoint as its independent auditor (the “Auditor”) an accounting firm registered in the PRC that is acceptable to both Parties to audit its financial statements and other relevant documents, which Auditor shall be capable of performing accounting and auditing work meeting both PRC domestic accounting standards and the international accounting standards. The JV Company shall be solely responsible for all the costs and expenses relating to such independent audit.  The results of the Auditor’s examination shall be reported to the Board and the general manager within three (3) months of the end of each financial year. The aforesaid financial reports shall be prepared in both Chinese and English.

董事会每年应挑选并聘请一家经各方认可的、在中国登记的会计师事务所担任其独立审计师（以下简称”审计师”）对其财务报表及其它相关文件进行审计，该会计师事务所应能完成既符合中国国内会计标准又符合国际会计准则的会计审计工作。合资公司应全额自行承担与该等独立审计相关的费用和支出。

15.3        Tax.

税务

(a)              The JV Company and the Parties shall pay the various taxes in accordance with the Laws of the PRC relating to foreign invested enterprises, treaties or multilateral agreements to which the PRC government is a party.  The JV Company’s Chinese and foreign employees shall pay personal income taxes in accordance with the Laws and regulations of the PRC.

合资公司及双方应按照与外商投资企业有关的中国法律及由中国政府作为一方缔结的有关条约或多边协议缴纳各类税款。合资公司的中方和外籍员工应按照适用的中国法律法规缴纳个人所得税。

(b)              The depreciation period for the fixed assets of the JV Company shall be decided in accordance with the Law of the People’s Republic of China on Enterprise Income Tax by the Board.

合资公司董事会根据《中华人民共和国企业所得税法》的规定决定合营公司固定资产的折旧年限。

(c)               The Parties shall use reasonable efforts to obtain for the JV Company, the Parties and all personnel thereof all relevant tax exemption and reduction, privilege and preferential treatment available currently or subsequently under the Laws of the PRC or any international treaty or agreement the PRC has concluded or will conclude to which the PRC is a party.

双方应努力为合资公司、双方及其所有的人员获取根据中国法律和中国已经或将来缔结的有关条约或国际协议现在或将来可以享受的一切有关的免税、减税、特权及优惠待遇。

15.4        Foreign Exchange

外汇

All matters concerning foreign exchange shall be handled in accordance with the Regulations of the People’s Republic of China on Foreign Exchange Control and other relevant regulations.

合资公司的一切外汇事宜，按照《中华人民共和国外汇管理条例》和有关规定办理.

15.5        Bank Accounts.

银行帐户

The JV Company shall open accounts in RMB and foreign currency with Bank of China or other banks approved by the Bank of China.

合资公司在中国银行或中国银行同意的其它银行开立人民币及外币帐户。

15.6        Insurance.

保险

The JV Company shall, at its own expense and at all times, purchase and maintain from reputable insurance companies within the PRC full and adequate insurance customarily required for the JV Company’s business against loss or damage by fire and such other risks as may be decided by the Board or are customarily insured against.

合资公司应始终向中国境内信誉良好的保险公司购买并维持公司业务惯常需要的充分、足够的保险，以为公司抵御火灾及董事会确定的或通常投保的其他风险所带来的损失和损害，所需费用由公司承担。

ARTICLE 16 PROFIT DISTRIBUTION

第16条 利润分配

16.1        The JV Company shall allocate reserve funds，expansion funds, and bonuses and welfare funds for staff from the after-tax profits.  The proportions of the allocation shall be decided by the Board according to the situation of the JV Company annually.

合资公司从缴纳所得税后的利润中提取储备基金、企业发展基金和职工奖励及

福利基金。董事会根据合资公司经营情况讨论确定每年提取的比例。

16.2        The Parties distribute the after-tax-and-fund profits according to the proportion of each Party’s contribution in the registered capital.

双方按照双方在注册资本中的出资比例对税后利润进行分配。

16.3        Distribution of profit shall be at the discretion of the Parties subject to the Board’s approval in accordance with Article 10.2 above.  Should either Hepalink or Aridis requests distribution of profit in any applicable fiscal year, the Parties and the JV Company and its Board shall all not unreasonably withhold consent to such distribution, provided that JV Company retains sufficient assets to reasonably execute the Business Plan.

利润的分配须根据董事会依据第10.2条之批准由双方根据其选择决定。若海普瑞或者Aridis中一方要求分配所适用财年的利润，则双方、合资公司及其董事会均不得不合理的拒绝批准该分配要求，但前提是合资公司保有执行经营计划之充沛资产。

16.4        Losses of the previous fiscal year shall be covered before profit distribution of the JV Company.  Undistributed profits of the previous fiscal year may be incorporated into the current fiscal year profits.

合资公司上一个会计年度亏损未弥补前不得分配利润。上一个会计年度未分配的利润，可并入本会计年度利润分配。

16.5        The Parties declare that it is their intention to distribute the maximum amount possible by way of dividends. In evaluating any board resolution for the award of dividends, the Board shall take into consideration, inter alia, the following factors in respect of the JV Company, namely: long and short term liquidity requirements; cash flow requirements and projections; current, contingent and long term liabilities; and generally, the financial stability and well being of the JV Company.

双方认可，获取可获得的最高额度分红系双方共同愿望。董事会在评估关于分红的决议时，应考虑合资公司的以下各个因素：长期和短期的流动性要求；现金流的要求和规划；当前、紧急和长期的负债；以及合资公司总体上的财务稳定和良好状况。

CHAPTER 8 NON-COMPETITION AND CONFIDENTIALITY

第8章 竞业禁止与保密

Article 17 Non-Competition

第17条 竞业禁止

17.1        For the purpose of this Contract, each Party undertakes that during the term of this Contract:

为本合同之目的，各方保证在本合同存续期间：

(a)                 it will not, and will procure none of its Affiliate, whether directly or indirectly, engage in the same or similar business related to AR301 and AR101 targeting indication as that of the JV Company, solely or in cooperation with others in the Territory with respect to the Field of Use;

其不会，并促使其关联公司均不会，在区域内与使用领域相关，直接或间接从事与本合同项下的AR301和AR101相同适应症相同或相类似的业务，无论其是独资经营或与其他方合作经营;

(b)                 it will procure none of its staff relating to Licensed Technology and product development expertise, whether directly or indirectly, engage in the same or similar business as that of the JV Company, solely or in cooperation with others in the Territory with respect to the Field of Use; and

其将促使其与被许可技术和产品开发特长相关的员工不会在区域内与使用领域相关，直接或间接从事与本合同项下的业务相同或相类似的业务，无论其是独资经营或 与其他方合作经营;  及

(c)                  it will not sell the same or similar products as that of the JV Company in the Territory with respect to the Field of Use, even if it may engage in the same or similar business outside the Territory.

即使其在区域外与使用领域相关，从事相同或相类似的商业活动，其不会直接或间接 生产与合资公司相同或相类似的产品在区域内销售。

Article 18  Confidentiality

第18条  保密

18.1        All technology, know-how, techniques, trade secrets, trade practices, methods, specifications, designs and other proprietary information disclosed by either Party to the JV Company or any other Party under the terms of this Contract or any other Transaction Document, or developed by the JV Company, as well as the terms of this

Contract and other confidential business and technical information (collectively, “Confidential Information”) shall be used by the JV Company and any Party, as well as their respective Affiliates or Representatives, solely for the JV Company’s account and purposes.  Each Party and the JV Company shall maintain the secrecy of all Confidential Information that may be disclosed or furnished to it by the JV Company or the other Party, and it shall not disclose or reveal any such Confidential Information to any third party absent explicit written authorization from the Board or the relevant disclosing Party, as the case may be.  Confidential Information shall exclude information that the receiving Party can demonstrate by reasonably detailed written documentation: (a) was independently developed by the receiving Party without any use of or access to the disclosing Party’s Confidential Information; (b) became known to the receiving Party, without restriction, from a source (having a right to disclose such information) other than the disclosing Party without breach of this Contract; (c) was generally available in the public domain at the time it was disclosed or enters the public domain through no act or omission of the receiving Party; (d) was rightfully known by the receiving party, without restriction, at the time of disclosure; or (e) was approved for disclosure by the disclosing Party beforehand and in writing.

合资公司及任意一方及其关联方或代表只有为公司的利益和目的才能使用任何一方根据本合同或任何其他交易文件的条款或因其他原因透露给公司或任意其他一方的，或由公司开发的所有技术、技巧、工艺、行业秘密、行业惯例、方法、规格、设计和其他专有资料，以及本合同的条款及其他保密的商业和技术信息（以下合称”保密信息”）。每一方和合资公司对合资公司或另一方可能向其透露或提供的所有保密信息应负责保密，未得董事会或有关一方（视情况而定）明确的书面授权，不得将此种保密信息透露或泄露给任何第三者。 保密信息不应包括接受方能用足够详细的书面文件证明属于如下情况的信息：（a）接受方未通过使用或获取披露方的保密信息而独立开发的信息；（b）接受方在未违反本合同的情况下从披露方之外的来源（其有权利披露此等信息）不受限制地知晓的信息；（c）披露时已为公众广泛了解的信息或非因接受方的行为或不作为而进入公众领域的信息；（d）披露时已由接受方不受限制地合理知晓的信息； 或（e）经披露方事先书面批准披露的信息。

18.2        Notwithstanding the foregoing, Confidential Information obtained by a Party that is restricted hereunder may be disclosed by such Party to its Affiliates, or the Representatives of such Party or its Affiliates, or the investors or prospective investors of the funds prepared for or managed currently or in the future by such Party or its Affiliates and the advisors and agents thereof.  In that event, the receiving Party shall take reasonable precautions to prevent such Affiliates or representatives, or the investors or potential investors of the existing and future funds under establishment or management by such Party or Affiliates and the consultants and agents thereof from using Confidential Information for their personal benefit and to prevent any unauthorized disclosure of such Confidential Information to any third party.

尽管有前述规定，任何一方可将其得到的受本合同限制的保密信息透露给其关联方或该方或其关联方的代表以及现在和今后所筹建或管理的基金的投资人或潜在投资人及其顾问和代理人。在此情况下，得到资料的一方应采取一切合理的预防措施防止前述关联方或代表或现在和今后所筹建或管理的基金的投资人或潜在投资人及其顾问和代理人为个人利益使用保密信息，并防止其擅自向任何第三方透露保密信息。

18.3        The Parties shall also ensure that the JV Company shall take all reasonable precautions, including the conclusion of confidentiality agreements with its employees, to prevent its employees from using Confidential Information for their personal benefit and to prevent any unauthorized disclosure of such Confidential Information to any third party.

双方还应确保公司采取一切合理的预防措施，包括与其雇员订立保密协议，以防止其雇员为个人利益使用保密信息，并防止擅自向任何第三方透露保密信息。

18.4        Notwithstanding the foregoing, the Parties and the JV Company may with prior written approval of the Party who disclosed the Confidential Information reveal Confidential Information to government personnel to the extent necessary to obtain any required government approval, and to outside lawyers, accountants and consultants to the extent necessary for them to provide their professional assistance; provided that outside individuals shall be requested to undertake to respect the confidentiality provisions of this Contract.

尽管有上述规定，双方和合资公司为取得必需的政府批准，在事先得到披露保密信息一方书面同意的情况下，可将保密信息向政府人员作必要透露，也可向提供专业协助的公司外聘的律师、会计师和顾问作必要透露，但据此透露的书面保密信息必须标明其为保密，并应要求合资公司外的人士承诺遵守本合同的保密条款。

18.5        Notwithstanding the foregoing, if necessary, the Parties and the JV Company may make necessary disclosure to relevant regulatory authorities or other Governmental Entities any information that (a) is required to be disclosed under any Laws or rules of listing regulators or stock exchanges binding or governing a Party, (b) is reasonably required to be disclosed for Tax purpose or required to be disclosed by relevant Tax regulatory authority, or (c) is required to be disclosed under any Laws, any biding ruling, award or provision by any court, regulatory authority, or any other competent Governmental Entity; provided that such disclosure shall be made to the extent practicable, through consultation with other Parties and in light of such Party’s reasonable requirements for the timing, content and manner of such disclosure.

尽管有上述规定，如有需要，双方和合资公司可就（a）根据一方受约束或管治的法律、上市监管机构或证券交易所的规则要求披露的，（b）为税务目的合理需要披露或应有关税务监管机构的要求要求披露的，或（c）根据任何法律、任何法院，监管机构，或其他任何有管辖权的政府机构做出的具约束力的判决、判令或规定要求披露的保密信息，向相关监管机构或其它政府机构作必要批露，前提是应在可行的范围内与其它双方协商后并考虑到该方就发送披露的时间、内容和方式上的合理要求后再做出此等披露。

18.6        Neither of the Parties hereto shall issue a press release or make any public announcement or other public disclosure or otherwise communicate with any news media with respect to this Contract or any of the transactions contemplated herein without obtaining the prior written consent of the other Parties or use the name, or any part or abbreviation of any form thereof of the other Parties or any Affiliate thereof without obtaining in each instance the prior written consent of them, as the case may be.

未经本合同其他双方事先书面同意，本合同任何一方均不得发布与本合同或本合同拟议的交易有关的新闻稿或作出相关公告，亦不得以其他方式与任何新闻媒体进行交流。未经本合同任何一方事先书面同意，本合同任何其他一方也不得在任何情况下使用该方或其任何关联方的名称、姓名或其任何部分或任何形式的简称。

CHAPTER 9 BUSINESS TERM

第9章 经营期限

Article 19 Business Term

第19条 经营期限

19.1        The business term of the JV Company shall be twenty (20) years commencing on the Establishment Date (“Business Term”).

合资公司的经营期限为自成立日期起二十(20)年(“经营期限”)。

19.2        If the Parties agree to an extension of the Business Term, the Parties shall cause their appointed Directors to approve the extension and cause the JV Company to file a written application with the competent Record-filing Authority six (6) months prior to expiration of the Business Term. The extension shall become valid upon issuance of updated Business License by the Registration Authority.

如果合同各方同意延长经营期限，各方应促成其委派的董事批准该等延期，并促使合资公司在经营期限届满六(6)个月前，向备案机关提交一份书面申请。该等延期经登记机关出具更新的营业执照后生效。

CHAPTER 10 TERMINATION

第10章 合同终止

Article 20 Termination

第20章 合同终止

20.1        This Contract shall be terminated and the JV Company shall be dissolved in the following situations:

以下情形下本合同解除并解散合资公司：

(a)              the Business Term expires and not extended according to Article 19.2 above;

经营期限届满；

(b)              the Parties decide to terminate the Contract with unanimous written consent

合同各方一致书面同意解除本合同；

(c)               one Party’s failure to contribute the registered capital it subscribes for according to Article 5, and such failure exceeds six (6) months;

合同一方未能按照第5条的规定缴纳出资，且超过六（6）个月；

(d)              one Party is involved in liquidation or bankruptcy proceeding or a receiver or administrator is appointed on its assets, or is controlled by third party, or a substantial portion of its assets is seized, forfeited or enforced by any Governmental Entity and not released within sixty (60) days unless the remaining Parties unanimously agree not to terminate this Contract;

一方进入清算或破产程序，或其资产被指定接管人或破产管理人,或被第三方控制，或 其资产的重大部分被政府机构查封、没收或强制执行且未能在六十 (60)天内被解除，除非其它各方一致同意不解除本合同；

(e)               A Deadlock occurs  and  is  not  resolved  after  the  Parties’  efforts in accordance with Article 11.10;

董事会出现僵局，且经各方根据第11.10条进行的努力后仍未能解决； 或

(f)                If the conditions and consequences of the Force Majeure Event prevail for a period in excess of six (6) months and the Parties have been unable to find an equitable solution;

若不可抗力的条件和影响持续超过六（6）个月，且双方已经无法找到一个公正的解决办法的；

(g)               In the event of occurrence of any breach contained in Article 8.1, the breach has not been remedied at the end of sixty (60) day period as set forth in the breach notice, the non-breaching Party shall have the option to terminate the Contract and dissolve the JV Company; or

若第8.1条所载的违约行为出现，该违约没有在根据违约通知所载的六十（60）天期限到期前得到救济，非违约的一方应有权终止本合同并解散合资公司；或

(h)              Either Aridis or the JV Company terminates the Technology License and Collaboration Agreement in accordance with the terms and conditions thereunder.

Aridis或合资公司根据技术许可和合作协议条款和条件规定终止该协议的。

20.2        Any early termination (other than a termination for the reasons specified in the Article (c),(d),(e), (g) or (h) herein above) shall require an unanimous consent by the Board according to this Contract.

提前终止应获得董事会根据本合同的一致同意，但根据本条第(c),(d),(e), (g) 或 (h)款规定之原因而终止则除外。

20.3        The Parties agree that a non-breaching Party may terminate this Contract by notice in writing to the breaching Party apply directly to the competent Governmental Entity for dissolution of the JV Company without the necessity of obtaining such a Board resolution upon the occurrence of any of the events specified in (c),(d),(e), (g) or (h) herein above.

双方同意若出现本条第(c),(d),(e), (g) 或 (h)款规定的事项，非违约方可直接通过书面通知违约方终止本合同，并直接向有管辖权的政府机构申请解散合资公司，无需获得董事会的一致决议。

20.4        If, upon the expiration of the term of Business License or upon early dissolution of the JV Company pursuant to Article 20.1 of this Contract, no Party purchases the Equity Interest of the other Party in the JV Company, the

Parties shall cause the Directors to appointed by them to adopt a resolution to liquidate the JV Company, formulate liquidation procedures, establish a liquidation committee and submit its proposals to the department in charge of verification.

一旦营业执照所载期限到期或者合资公司根据本合同第20.1条规定提前解散，如果没有一方收购另一方在合资公司中的股权利益，双方应促使其任命的董事通过决议以清算合资公司，规定清算程序，建议清算委员会并将其计划提交负责审核的部门。

20.5        The termination of the Contract for any reason, the dissolution of the JV Company or sale of a Party’s Equity Interest to third party shall not release a Party from its Liabilities to pay any sums of money accrued, due and payable to the other Party, or to discharge its then-accrued and unfulfilled obligations including any Liability to the JV Company or other Party in respect of any breach of this Contract.

本合同因任何原因终止，或者合资公司解散或一方出售其股权利益给第三方，均免除一方应向另一方支付的任何到期应付的产生的金钱款项的责任，也不免除该方因其任何违反本合同的行为对合资公司或另一方负有的届时产生的和没有履行的义务（包括任何责任）。

Article 21 FORCE MAJEURE

第21条 不可抗力

21.1        Force Majeure Event.

不可抗力事件

When the obligations of a Party under this Contract cannot be performed in full or in part according to the agreed terms as a direct result of an event that is unforeseeable and the occurrence and consequences of which cannot be prevented or avoided, such as earthquake, typhoon, flood, fire and other natural disasters, war, insurrection and similar military actions, civil unrest and strikes, slow-downs and other labor actions (a “Force Majeure Event”), the liability and obligations of the Party that encounters such Force Majeure Event (the “Hindered Party”) shall be determined pursuant to the provisions below.

如果一方不能按约定的条件履行本合同规定的全部或部分义务是某一无法预见且其发生及后果均无法防止或避免的事件所直接造成的，例如地震、台风、水灾、火灾及其它自然灾害；战争、暴乱及类似军事行动；民间骚乱；以及

罢工、怠工及其它劳工运动（以下简称”不可抗力事件”），则应根据以下条款确定遇有上述不可抗力事件的一方（以下简称”受阻方”）的责任和义务。

21.2        Consequence of Force Majeure Events.

不可抗力事件的后果

(a)                 If the following conditions are met, then the Hindered Party shall be fully or partially released from its liability for its failure to perform its obligations hereunder; (i) the Force Majeure Event is the direct cause of the stoppage, impediment or delay encountered by the Hindered Party in performing its obligations under this Contract; (ii) at the time of the occurrence of the Force Majeure Event, the Hindered Party immediately informed the other Party; (iii) the Hindered Party has adopted measures to prevent the worsening of the damages and to remedy the situation; and (iv) the Hindered Party provides written information on such event within fifteen (15) days of its occurrence, including a statement of the reasons for the delay in performing or partially performing this Contract.

在满足下列条件的情况下，受阻方不履行本合同项下义务的责任应被全部或部分免除：（i）受阻方在履行其在本合同项下的义务时所遇到的停工、障碍或迟延是不可抗力事件直接造成的；（ii）不可抗力事件发生时，受阻方立即通知另一方，（iii）受阻方已尽其最大努力采取行动以防止损失的扩大并进行补救，（iv）受阻方于发生不可抗力事件后十五（15）天内提供该有关事件的书面资料，包括述明延迟履行或部分履行本合同的理由的说明书。

(b)                 If a Force Majeure Event occurs, the Parties shall decide whether this Contract should be amended in light of the impact of the event upon the performance hereof, and whether the Hindered Party should be partially or fully excused from its obligations hereunder.

如果发生不可抗力事件，双方应根据事件对履行本合同的影响，决定是否修改本合同，以及是否部分或全部解除受阻方在本合同项下的义务。

(c)                  Subject to the fulfillment of the conditions set forth in Article 21.2(a) above and to the extent affected by Force Majeure Event, neither Party shall be liable for any damage, increased costs or loss which the other Party may sustain by reason of a failure or delay of performance due to such Force Majeure Event, and such failure or delay shall not be deemed a breach of this Contract.

若上述第(a)21.2(a)条项下的条件全部满足，则在受不可抗力事件影响范围内，双方均无需就源于不可抗力事件的不履行和延迟履行所导致的损害、成本或损失的增加而承担责任，该等不履行和延迟履行不应视为对本合同的违约。

CHAPTER 11 LIABILITIES FOR BREACH OF CONTRACT

第11章 违约责任

Article  22   Breach of Contract

第22条  违约

22.1        If a Party fails to perform any of its material obligations under the Contract, or if a representation or warranty made by a Party under the Contract and any agreements set forth below in the exhibits, the Party shall be deemed to have breached this Contract.

若一方未能履行其在本合同项下的主要义务或该方在本合同或其附件协议项下的陈述与保证，该方应被视为已经违反了本合同。

Article 23  Defaults and Remedies

第23条 违约与救济

23.1        In the event of occurrence of any breach contained in Article 8.1, any non-breaching Party shall notify the breaching Party in writing that the Contract has been breached and that the breach should be remedies within sixty (60) days from giving such notice by the non-breaching Party. If the breach has not been remedied at the end of sixty (60) day period as set forth in the breach notice, the non-breaching Party shall have the option either to receive  to receive damages,  or  terminate the Contract and dissolve the JV Company , and/or  to  buy-out all of the equity ownership of  the breaching Party favorable price or terms.

若出现第8.1条项下的任何违约行为，非违约方应以书面通知违约方其已经构成违约且该违约应在该通知发出后六十（60）天内部被纠正。若违约行为未能在违约通知中规定的六十（60）天截止时被纠正，则非违约方应有权获得赔偿金，或者终止本合同并解散合资公司，和/或以优惠的价格或条款将违约方的所有股权收购。

Article 24 Liabilities for Breach

第24条 违约责任

24.1        Without prejudice to any other provisions hereof, if a Party beaches any of its obligations, covenants or warranties under this Contract, it shall indemnify and hold harmless the JV Company and the other Parties against and from any claims or direct losses incurred therefrom. For clarification, direct losses shall not include, and a Party shall not be liable for, any incidental, contingent, special or consequential losses or damages.

在不损害本合同之任何其它规定的前提下，如果一方违反其在本合同项下 的任何义务、承诺或保证，其应就合资公司和其他方由此遭受的任何索赔或 直接损失作出赔偿，并使合资公司和其他方免受损害。为明确起见，直接损 失不包括任何偶然的、或有的、特殊的或间接导致的损失或损害，并且一方 不承担任何该等损失或损害。

CHAPTER 12 GOVERNING LAW AND DISPUTE RESOLUTION

第12章 法律管辖和争议解决

Article 25 Governing Law

第25条 法律管辖

25.1        The interpretation, execution, performance, dispute resolution and other legal issues arising from this Contract shall be governed by and construed in accordance with the Laws of the PRC, without regard to the conflict of laws provisions thereof..

本合同的解释，签订、履行、争议解决和其它出自本合同的法律问题均应当 适用中国法律，并据其解释，但中国法律关于冲突法的规定除外。

Article 26 Dispute Resolution

第26条 争议解决

26.1        In the event of any dispute of this Contract, the Articles of Association in Appendix A and the Technology License and Collaboration Agreement in Appendix B, each Party shall promptly designate one or more representatives to meet with each other to resolve the dispute.

本合同和附属合同A（章程）和B（技术许可和合作协议）履行中发生争议，合同各方应立即指定代表人会面解决该争议。

26.2        If the dispute is not resolved as a result of the aforesaid meeting, the dispute shall be resolved by a binding arbitration in the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with its then effective arbitration rules. The arbitration shall be held and any award shall be rendered in Chinese. English translations shall be provided upon request by a Party and each Party bear one half of the cost.

如代表人会面不能解决争议的，则该争议由香港国际仲裁中心（”香港国际仲裁中心”）根据其届时有效之仲裁规则进行仲裁解决，仲裁地点为香港，仲裁语言为中文。争议一方有权要求英文翻译，费用有双方各自负担一半。

26.3        During the period when a dispute is being resolved, the Parties shall be in all other respects continue their implementation of the Contract.

在争议被解决的过程中，双方应继续全面地履行本合同。

CHAPTER 13 MISCELLANEOUS

第13章 其他规定

Article 27 Miscellaneous

第27条 其他规定

27.1        Each and every section, paragraph, sentence, term and provision of this Contract shall be considered several to the effect that, in the event a court or arbitrator finds any of the same to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining sections, paragraphs, sentences, terms and provisions shall not be affected, and this Contract shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

本合同的每一条款、段落、句子、词语和规定应被视为可分割的，若法庭或 仲裁员认定任何条款、段落、句子、词语或规定为无效或不可执行，则本合 同的其它条款、段落、句子、词语和规定的有效性和可执行性、操作性或效 力不受其影响，且在对本合同各方面进行解读时，上述无效或不可执行的部 分不应被视为本合同的一部分。

27.2        This Contract constitutes the entire agreement between the Parties pertaining to the JV Company and supersedes all prior agreements and understandings of the Parties with respect thereto. It may be amended, including this provision, only by an agreement in writing. All Appendices referred to in this Contract are intended to be and are hereby specifically incorporated into and made a part of this Contract. In the event of any inconsistency between any such Appendix and this Contract, the terms of this Contract shall govern, unless specifically agreed otherwise in the Appendix.

本合同构成双方就合资公司达成的完整的的协议，并取代双方以前就此所达成的所有的协议和谅解。若需修改本合同包括本条款，仅可通过书面协议修改。所有本合同所指向的附件旨在且已经融入本合同并作为其一部分。若这些附件和本合同之间存在任何不一致，本合同的条款应优先，除非在附件中有特别约定。

All Appendices are listed as follows:

这些附件包括：

Appendix A:                           Articles of Association of the JV Company

附件A：                                             合资公司的章程

Appendix B:                           Form of Technology License and Collaboration Agreement

附件B：                                             技术许可和合作协议格式

Appendix C:                           Form of Lease Agreement of the JV Company

附件C：                                             合资公司的租赁协议格式

27.3        Notices or other communications required to be given by a Party pursuant to this Contract shall be written in Chinese and English and sent by facsimile, electronic mail or personal delivery to the address of the other Party set forth in this Section or to an address updated by such other Party by notice as described in this Section. A notice sent by facsimile transmission or electronic mail shall, if there is a certificate of service, be deemed to be served on the date on which the receipt of the certificate of service is acknowledged by signing, or if there is no certificate of service, be deemed to be served on the date indicated on the fax transmission receipt or the date indicated on the sent email if sent during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; A notice sent by personal delivery shall be deemed to have been served when the other Party signs to acknowledge its receipt.

本合同要求任何一方发出的通知或其他通讯应用中文和英文书写，且采用传真、电子邮件或亲自送达的方式，送达另一方在本条中所述的地址或另一方以本条所述方式通知更改后的地址。如以传真或电子邮件方式送达，有回传送达回证的，以送达回证签收的日期为送达日期，没有送达回证的，如果在接收方的正常营业时间内发送的，以传真或发送的电子邮件回单上注明的日期为送达日期，如果不在接收方的正常营业时间内发送的，则以接收方收悉后的下一营业日作为送达日期；如以直接送达的方式送达，则

于另一方签收时视作已送达。

For the purpose of notices, the addresses of the Parties are as follows:

为通知目的，各方的通讯地址如下：

If to Hepalink, to: No. 21, Langshan Road, Songpingshan, Nanshan District, Shenzhen, the PRC

致海普瑞 : 中国深圳市南山区松坪山郎山路2号

If to Aridis, to: 5941 Optical Court, San Jose, California 95138, the USA

致Aridis : 5941 Optical Court, San Jose, California 95138, the USA

抄送（但不构成通知）：

Sheppard Mullin Richter & Hampton LLP
30 Rockefeller Plaza, New York, NY 10112
Facsimile:  917.438.6133
Email:  JFessler@sheppardmullin.com

Addressee:  Jeffery Fessler

27.4        Unless otherwise provided for, failure or delay on the part of any Party to exercise any right, power or privilege under this Contract shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude exercise of any other right, power or privilege.

除非另有约定，任何一方未能或延迟行使行使本合同下任何权利、权力或特权，不构成其弃权；任何单一或者部分行使该权利、权力或特权，不妨碍其行使其他的权利、权力或特权。

27.5        This Contract shall be written in Chinese and English, and both versions have equal legal effect.  In case of discrepancy between the two languages versions, the arbitrators shall decide based on the true intention of the Parties.

本合同应以中、英文书写，且两种版本具有同等法律效力。若两种语言版本之间存在任何不一致，应又仲裁员根据双方的真实意思来判定。

27.6        Amendments to this Contract must be made by a written agreement signed by each of the Parties in both Chinese and English texts, each of which shall have equal validity and legal effect, and, if necessary, shall be submitted to the original Record-filing Authority (or its successor) for filing.

对本合同的修改须由每一方签署中、英两种文本的书面合同方可进行，两种文本具有同等法律效力，在提交原备案机构（或其继任机构）备案。

[Signature Page Follows]

[签字页在下页]

IN WITNESS WHEREOF, the Parties have executed and delivered this Contract as of the date first above written.

兹此为鉴，各方已于文首所载之日期签署并交付本合同。

HEPALINK PHARMACEUTICAL CO., LTD.

深圳市海普瑞药业股份有限公司

By 签署人：	/s/_姓名: 李锂
Name姓名:	李锂
Title职务：	法定代表人 / Legal Representative

ARIDIS PHARMACEUTICALS INC.

By签署人：	/s/ Vu Truong姓名
Name姓名:	Vu Truong
Title职务：	创始人兼CEO / Founder & CEO

Appendix A

Articles of Association of the JV Company

Appendix B

Form of Technology License and Collaboration Agreement

Appendix C

Form of Lease Agreement of the JV Company